UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2023

RISE GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650-669 Howe Street
 Vancouver, British Columbia, Canada V6C 0B4
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As announced on September 3, 2019, Rise Gold Corp. (the "Company"), through its wholly owned subsidiary Rise Grass Valley, had entered into a loan agreement to borrow US$1 million of secured debt financing from Eridanus Capital, LLC (the "Lender").

Eridanus has agreed to extend the maturity date of the loan by one year to September 4, 2024, and reduce the interest rate from 25% to 15% for a period of 12 months after closing. The Company has agreed to pay US$250,000 to Eridanus to reduce the outstanding amount payable on the loan and to issue 575,000 share purchase warrants ("Warrants") to the Lender. Each Warrant entitles the holder to acquire one share of common stock at an exercise price of US$0.60 for a period of two years from the date of issuance. The original terms of the loan were disclosed in a current report on Form 8-K filed by the Company on September 4, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided under Item 1.01 above is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Securities

As consideration for extending the Loan described above under Item 1.01, the Company agreed to issue 575,000 Warrants to Eridanus. The disclosure provided under Item 1.01 above is incorporated by reference in this Item 3.02. The Company will issue the Warrants and offer the underlying shares of common stock to the Lender in a private transaction in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated January 27, 2023
104	Cover Page Interactive Data File (embedded withing the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2023

RISE GOLD CORP.

/s/ Benjamin Mossman
Benjamin Mossman
President, CEO and Director